UBS Warburg
                           $175MM Wells Fargo 2001-14
                           Whole Loan 15YR Fixed-Rate


GWAC                            7.14% approx.           +/-10bps

Pass-Through                    6.50%

WAM                               177 +/-2 months

California                        26% approx.           30% max.

WA LTV                            65% approx.           80% max.

Full Doc                          85% approx.           80% min.

Cash-Out Refi                     24% approx.           30% max.

Avg Loan Size                   $440K approx.           $460K max.

AAA Ratings             2of3(S&P or Moody's and Fitch)

Estimated Subordination Level   2.25% approx.

Pricing Speed                   275% PSA

Settlement Date                      July 30, 2001



                            ALL NUMBERS APPROXIMATE.
                   ALL TRANCHES SUBJECT TO 5% SIZE VARIANCE.

The information herein has been provided solely by UBS Warburg. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The informaiton contained herein will be superseded by the Description of the Mortgage Pool contained in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg.